                                                                      EXHIBIT 99

Loews Cineplex Entertainment Corporation
Summary of Operating Results                                          Table I
Second Quarter Ended August 31, 2000 v. 1999
(in thousands, except shares outstanding and per share data)

                    EQUITY BASIS

                                                         3 Months Ended August 31,         6 Months Ended August 31,

                                                           2000             1999             2000              1999
                                                           ----             ----             ----              ----
REVENUES
Box Office                                                $182,137         $213,001         $325,683          $354,374
Concession                                                  71,416           80,315          125,841           133,500
Other                                                       11,465            9,976           18,764            17,202
                                                      -------------    -------------    -------------     -------------
                                                           265,018          303,292          470,288           505,076

EXPENSES
Theatre operations and other expenses                      201,286          209,512          363,671           370,632
Cost of concessions                                         11,548           12,774           20,187            20,379
General and administrative                                  13,865           14,274           26,499            26,409
                                                      -------------    -------------    -------------     -------------

Modified EBITDA (a)                                         38,319           66,732           59,931            87,656

Depreciation and amortization                               30,683           27,728           61,269            53,807
Loss on sale/disposals of theatres                          38,669            4,713           38,779             4,713
                                                      -------------    -------------    -------------     -------------

(LOSS)/INCOME FROM OPERATIONS                              (31,033)          34,291          (40,117)           29,136
INTEREST EXPENSE                                            23,515           17,581           45,122            33,646
                                                      -------------    -------------    -------------     -------------

(LOSS)/INCOME BEFORE INCOME TAXES                          (54,548)          16,710          (85,239)           (4,510)
INCOME TAX EXPENSE                                             988              847            1,770             1,506
                                                      -------------    -------------    -------------     -------------

NET (LOSS)/INCOME                                         ($55,536)         $15,863         ($87,009)          ($6,016)
                                                      =============    =============    =============     =============

Attributable EBITDA (b)                                    $41,083          $68,519          $65,173           $91,298
                                                      =============    =============    =============     =============

Weighted Average Shares and
equivalent outstanding - Basic & Diluted                58,622,646       58,622,646       58,622,646        58,622,646

Net (Loss)/Earnings per share - Basic & Diluted             ($0.95)           $0.27           ($1.48)           ($0.10)

Debt Balance, net of cash at 8/31/00                      $970,977
                                                      =============

NOTES:

(a) Modified EBITDA consists of earnings, including equity earnings from investments in the Company's partnerships before interest, taxes, depreciation and amortization, and losses on asset disposals or sales. Modified EBITDA should not be construed as an alternative to operating income (as determined in accordance with U.S. GAAP). In addition, the Modified EBITDA measure presented herein may not be comparable to similarly titled measures reported by other companies.

(b)  Modified EBITDA, including equity earnings            $38,319          $66,732          $59,931           $87,656
     Less: Equity income/(loss) / other included in
           Modified EBITDA                                     507            2,041              155             1,987
     Add: EBITDA from Partnerships                           6,542            7,656           10,794            11,258
                                                      -------------    -------------    -------------     -------------
      Total EBITDA                                          44,354           72,347           70,570            96,927

       Less: Partners' share of Total EBITDA                 3,271            3,828            5,397             5,629
                                                      -------------    -------------    -------------     -------------

      Attributable EBITDA                                  $41,083          $68,519          $65,173           $91,298
                                                      =============    =============    =============     =============

Loews Cineplex Entertainment Corporation
Summary of Operating Results                                           Table II
Second Quarter Ended August 31, 2000 v. 1999                         Page 1 of 2
(in thousands, except shares outstanding and per share data)

                FULLY COMBINED BASIS

                                                        3 Months Ended August 31,         6 Months Ended August 31,

                                                           2000             1999             2000              1999
                                                           ----             ----             ----              ----
REVENUES

Box Office                                                $207,193         $238,313         $368,014          $396,563
Concession                                                  82,218           91,000          143,597           150,992
Other                                                       11,814            8,829           20,447            16,726
                                                      -------------    -------------    -------------     -------------
                                                           301,225          338,142          532,058           564,281

EXPENSES
Theatre operations and other expenses                      228,359          235,807          409,399           415,199
Cost of concessions                                         13,345           14,509           23,265            23,277
General and administrative                                  15,167           15,479           28,824            28,878
                                                      -------------    -------------    -------------     -------------

Total EBITDA (a)                                            44,354           72,347           70,570            96,927

Depreciation and amortization                               33,804           29,875           67,053            57,747
Loss on sale/disposals of theatres                          39,107            4,713           39,217             4,713
                                                      -------------    -------------    -------------     -------------

(LOSS)/INCOME FROM OPERATIONS                              (28,557)          37,759          (35,700)           34,467
PARTNERS' SHARE                                                613            2,142            1,079             2,524
INTEREST EXPENSE                                            25,335           18,814           48,341            35,787
                                                      -------------    -------------    -------------     -------------

(LOSS)/INCOME BEFORE INCOME TAXES                          (54,505)          16,803          (85,120)           (3,844)
INCOME TAX EXPENSE                                           1,031              940            1,889             2,172
                                                      -------------    -------------    -------------     -------------

NET (LOSS)/INCOME                                         ($55,536)         $15,863         ($87,009)          ($6,016)
                                                      =============    =============    =============     =============

Attributable EBITDA (b)                                    $41,083          $68,519          $65,173           $91,298
                                                      =============    =============    =============     =============

Level of Attributable Debt, net of cash at 8/31/00        $999,477
                                                      =============

Operating Statistics:
--------------------
Total Attendance                                            37,015           43,879           65,938            73,733
Revenues per location (c)                                  $782.40          $822.73        $1,385.57         $1,359.71
Revenues per screen (c)                                    $101.56          $116.92          $181.28           $196.27
Total EBITDA per location (c)                              $115.21          $176.03          $183.78           $233.56
Total EBITDA per screen (c)                                 $14.95           $25.02           $24.04            $33.71
Attendance per location (c)                                  96.14           106.76           171.71            177.67
Attendance per screen (c)                                    12.48            15.17            22.47             25.65
Average ticket price - Total Circuit                         $5.60            $5.43            $5.58             $5.38
 Average ticket price - U.S.                                 $6.21            $6.11            $6.24             $6.08
 Average ticket price - Canada                               $3.83            $3.69            $3.77             $3.67
 Average ticket price - International                        $3.49            $3.58            $3.53             $3.71
Concession revenue per patron - Total Circuit                $2.22            $2.07            $2.18             $2.05
 Concession revenue per patron - U.S.                        $2.44            $2.28            $2.41             $2.27
 Concession revenue per patron - Canada                      $1.63            $1.58            $1.61             $1.57
 Concession revenue per patron - International               $1.23            $1.12            $1.18             $1.09
Concession margin                                           83.77%           84.06%           83.80%            84.58%
Operating margin                                            14.72%           21.40%           13.26%            17.18%
Profit per patron                                            $1.20            $1.65            $1.07             $1.31

Loews Cineplex Entertainment Corporation
Summary of Operating Results                                            Table II
Quarter Ended August 31, 2000 v. August 31, 1999                     Page 2 of 2

NOTES:

(a) Total EBITDA consists of EBITDA plus loss on sale/disposals of theatres and includes 100% of the operating results of the Company's partnerships. Total EBITDA should not be construed as an alternative to operating income (as determined in accordance with U.S. GAAP), as a measure of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with U.S. GAAP), as a measure of the Company's liquidity. In addition, the Total EBITDA measure presented herein may not be comparable to similarly titled measures reported by other companies. Total EBITDA measures the amount of cash that a company has available for investment or other uses and is used by the Company as a measure of its performance. The Company believes that Total EBITDA is an important measure, in addition to cash flow from operations and EBITDA, in viewing its overall liquidity and borrowing capacity.

(b) Attributable EBITDA consists of Total EBITDA less partners' share of Total EBITDA.

(c) All per screen and location ratios are based upon the weighted average number of screens and locations in operation during the period and include 100% of the results of the significant partnerships in which the Company has a 50% interest.